UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2026

NextBoat Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42930	33-2636992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1701 Jel Wade Dr

Wilmington, NC 28401

(Address of principal executive offices)

Registrant’s telephone number, including area code: (910) 772-9277

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	NXB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2026, NextBoat Inc. (the “Company”) and its subsidiary, Off The Hook Yacht Sales NC, LLC (“Off The Hook” and, together with the Company, the “Borrowers”), entered into a Master Loan Agreement (the “Loan Agreement”) with RLLT Capital, LLC (the “Lender”), providing for loans from time to time, at the Lender’s discretion, to finance a portion of the Borrowers’ acquisition of pre-owned boat inventory. In connection with the Loan Agreement, the Lender funded an initial loan in the principal amount of $2.0 million.

Loans under the Loan Agreement bear simple interest at 15.0% per annum and mature on the earlier of 180 days after funding and the closing date of the sale of the applicable boat. The Borrowers may extend a loan for one additional 90-day period, with an extension premium equal to 2% of the applicable principal amount added to the outstanding balance as additional interest.

The Borrowers are required to pay a 1% origination fee with respect to each loan and a profit participation equal to 5% of the gross profit, if any, realized on the sale of the applicable boat. Each loan is a full-recourse, unsecured obligation of the Borrowers, and the Borrowers are jointly and severally liable for all obligations under the Loan Agreement and the applicable written deal schedule.

The Loan Agreement states that the loans are intended to be ordinary commercial loans and not investment securities, and that the Lender has no ownership interest in the financed boats or right to participate in decisions relating to the Borrowers’ business or the acquisition, marketing, pricing, sale or disposition of the financed boats.

The Company is disclosing the transaction as a related-party transaction because Jason Ruegg, the Company’s President and controlling shareholder entered into a Personal Guaranty and Stock Pledge Agreement (the “Guaranty and Pledge Agreement”) in favor of the Lender, pursuant to which he absolutely, unconditionally and irrevocably guarantees the payment and performance of the Borrowers’ obligations under the Loan Agreement and each written deal schedule. Ruegg Capital Group, Inc., a North Carolina business corporation and affiliate of the Borrowers under common control, also entered into the Guaranty and Pledge Agreement and pledged shares of the Company’s common stock owned by Mr. Ruegg having an aggregate collateral value of not less than $5.0 million as security for the obligations. Mr. Ruegg did not receive any consideration for issuing the Personal Guarantee and did so because he and the Company’s board of directors determined, after reviewing other potential loan financing, that the Loan Agreement was in the best interests of the Company.

The foregoing description of the Loan Agreement is a summary only and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. As described above, on June 22, 2026, the Borrowers incurred a direct financial obligation under the Loan Agreement in the initial principal amount of $2.0 million, plus accrued interest, fees, any extension premium and any profit participation.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits
10.1*	Form of Master Loan Agreement, dated as of June 22, 2026, by and among NextBoat Inc. and Off The Hook Yacht Sales NC, LLC, as borrowers, and RLLT Capital, LLC, as lender, including the deal schedule thereto and Off The Hook Yacht Sales NC, LLC, as borrowers, and RLLT Capital, LLC, as lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type that the registrant treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2026	NextBoat Inc.

	By:	/s/ Brian John
	Name:	Brian John
	Title:	Chief Executive Officer